UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center, Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 386-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2021, Avantor, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering of 20,833,334 shares (the “Offered Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-3, as amended (File No. 333-248127). The Company also granted the Underwriters a 30-day option to purchase up to 2,976,190 additional shares of Common Stock (the “Option Shares” and, together with the Offered Shares, the “Shares”), which was exercised in full. The Company received approximately $967 million in net proceeds from the sale of its Common Stock after underwriting discounts and estimated offering expenses. The offering of the Shares was completed on September 16, 2021.

The Company intends to use the net proceeds from the offering, along with the proceeds from certain debt financing transactions, to finance its previously announced acquisition of the Masterflex bioprocessing business and related assets of Antylia Scientific. To the extent the acquisition is not consummated, the Company anticipates using the net proceeds of the offering for general corporate purposes.

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 13, 2021, by and among Avantor, Inc. and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and BofA Securities, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (including in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021		Avantor, Inc.

	By:	/s/ Steven Eck
Steven Eck Senior Vice President and Chief Accounting Officer